Exhibit 10.40

AMENDMENT OF LNG TERMINAL USE AGREEMENT

This AMENDMENT OF LNG TERMINAL USE AGREEMENT (the “Amendment”), dated and effective as of this 24th day of January, 2005 (the “Effective Date”), is made by and between TOTAL LNG USA, INC., a company incorporated under the laws of Delaware with its principal office at One Memorial City Plaza, 800 Gessner Road, Suite 700, Houston, Texas U.S.A. 77024 (“Customer”); and SABINE PASS LNG, L.P., a Delaware limited partnership with a place of business at 717 Texas Avenue, Suite 3100, Houston, Texas, U.S.A. 77002 (“SABINE”).

RECITALS

WHEREAS, SABINE and Customer are parties to that certain LNG TERMINAL USE AGREEMENT (the “Agreement”) dated as of the 2nd day of September 2004, under which SABINE will provide LNG terminalling services to Customer at the Sabine Pass Facility; and

WHEREAS, SABINE and Customer desire to amend the Agreement in the manner as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, SABINE and Customer agree as follows:

I

Capitalized terms used in this Amendment and not otherwise defined herein have the meanings given to them in the Agreement.

II

Section 10.3(c) of the Agreement is hereby deleted in its entirety, and the following Section 10.3(c) is inserted in lieu thereof:

(c)	Gas Delivery Temperature and Pressure. Gas when delivered by SABINE to Customer shall be at a temperature of not less than 40.0 degrees Fahrenheit and shall meet the pressure requirements of the Downstream Pipeline; provided, however, that such pressure shall be at least 1000 psig but shall not be required to exceed a maximum pressure of 1440 psig.

III

Each of Section 18.1(a)(ii)(d) and Section 18.1(e) of the Agreement, including any cross reference thereto, is hereby deleted in its entirety.

IV

All provisions of the Agreement not specifically amended hereby shall remain in full force and effect.

V

The execution of this Amendment on behalf of Customer shall be null and void if, within 10 days of the Effective Date, Customer shall not have confirmed in writing to SABINE that the Board of Directors of Customer has approved this Amendment.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed and signed by its duly authorized officer as of the Effective Date.

SABINE PASS LNG, L.P.		TOTAL LNG USA, INC.

By:	Sabine Pass LNG-GP, Inc., its General Partner

By:	/s/ Charif Souki	By:	/s/ Sveinung J. Stohle
	Charif Souki		Sveinung J. Stohle
	Chairman		President and General Manager

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